EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

WIRELESS RONIN TECHNOLOGIES, INC.

The undersigned incorporator, being a natural person 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following articles of incorporation:

ARTICLE 1

Name: The name of this Corporation shall be Wireless Ronin Technologies, Inc.

ARTICLE 2

Registered Office: The address of the Corporation’s registered office in the State of Minnesota shall be 845 Bradford Avenue North, Champlin, Minnesota 55316.

ARTICLE 3

Authorized Shares: The total authorized shares of all classes which the Corporation shall have authority to issue is 100,000,000, consisting of: 25,000,000 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the “preferred shares”); and 75,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the “common shares”).

3.1 The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors” or “Board”) may, from time to time, establish by resolution, different classes or series of preferred shares and may fix the rights and preferences of said shares in any class or series. Specifically, preferred shares of the Corporation may be issued from time to time in one or more series, each of which series shall have such designation or title and such number of shares as shall be fixed by resolution of the Board of Directors prior to the issuance thereof. Each such series of preferred shares shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of preferred shares as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in the Board.

3.2 Except as provided or required by law, or as provided in the resolution or resolutions of the Board of Directors creating any series of preferred shares, the common shares shall have the exclusive right to vote, on a noncumulative basis, for the election and removal of directors and for all other purposes. Unless otherwise provided by resolution or resolutions of the Board of Directors, each holder of common shares shall be entitled to one vote for each share held.

3.3 The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding, to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

3.4 The Board of Directors is authorized to accept and reject subscriptions for and to dispose of authorized shares of the Corporation, including the granting of stock options, warrants and other rights to purchase shares, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

3.5 The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into shares of stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

ARTICLE 4

Certain Shareholder Rights: No shareholder shall have any preemptive rights to subscribe for, purchase or acquire any shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares; provided, however, the foregoing shall not limit in any way the power of the Corporation and any holder of shares of any class of capital stock to provide for the same or similar rights by contract or otherwise. No shareholder of this Corporation shall have any cumulative voting rights.

ARTICLE 5

Written Action by Board: An action required or permitted to be taken by the Board of Directors may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors are present, except as to those matters which require shareholder approval, in which case the written action must be signed by all members of the Board of Directors.

ARTICLE 6

Nonliability of Directors for Certain Actions: To the fullest extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 302A, as it exists on the date hereof or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 7

Indemnification of Directors and Officers: The Corporation shall indemnify and may, in the discretion of the Board of Directors, insure current and former directors, officers and employees of the Corporation in the manner and to the fullest extent permitted by law.

ARTICLE 8

Incorporator: The name and address of the incorporator is:

Joseph P. Noack

Briggs and Morgan, P.A.

2400 I.D.S Center

Minneapolis, MN 55402

IN WITNESS WHEREOF, I have hereunto set his hand this effective March 23, 2000.

/s/ Joseph P. Noack
Incorporator

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

WIRELESS RONIN TECHNOLOGIES, INC.

The undersigned, Secretary of Wireless Ronin Technologies, Inc., a corporation organized and existing under the laws of the state of Minnesota (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Wireless Ronin Technologies, Inc.

SECOND: Article 3 of the Corporation’s articles of incorporation is hereby amended to read in its entirety as follows:

“ARTICLE 3

Authorized Shares: The total authorized shares of all classes which the Corporation shall have authority to issue is 100,000,000, consisting of: 25,000,000 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the “preferred shares”); and 75,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the “common shares”).

3.1 The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors” or “Board”) may, from time to time, establish by resolution, different classes or series of preferred shares and may fix the rights and preferences of said shares in any class or series. Specifically, preferred shares of the Corporation may be issued from time to time in one or more series, each of which series shall have such designation or title and such number of shares as shall be fixed by resolution of the Board of Directors prior to the issuance thereof. Each such series of preferred shares shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of preferred shares as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in the Board.

3.2 Except as provided or required by law, or as provided in the resolution or resolutions of the Board of Directors creating any series of preferred shares, the common shares shall have the exclusive right to vote, on a noncumulative basis, for the election and removal of directors and for all other purposes. Unless otherwise provided by resolution or resolutions of the Board of Directors, each holder of common shares shall be entitled to one vote for each share held.

3.3 The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding, to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

3.4 The Board of Directors is authorized to accept and reject subscriptions for and to dispose of authorized shares of the Corporation, including the granting of stock options, warrants and other rights to purchase shares, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

3.5 The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into shares of stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.”

One (1) for Six (6) Share Combination: Effective on the date this Amendment to the Articles of Incorporation of the Corporation is filed with the Minnesota Secretary of State, every six (6) shares of common stock of the Corporation, par value $0.01 per share, outstanding immediately prior to such filing, shall be combined and converted into one (1) share of common stock of the Corporation, par value $0.01 per share. Such share combination shall not affect or change the authorized shares of the Corporation which shall remain as provided in the initial paragraph of this Article 3.

One (1) for Five (5) Share Combination: Pursuant to a resolution of the Board of Directors of the Corporation on March 18, 2003, every five (5) shares of common stock of the Corporation, par value $0.01 per share, outstanding on March 18, 2003 shall as of such date be combined and converted into one (1) share of common stock of the Corporation, par value $0.01 per share. Such share combination shall not affect or change the authorized shares of the Corporation which shall remain as provided in the initial paragraph of this Article 3.

Fractional Shares: No fractional shares shall be issued as a result of the foregoing one (1) for six (6) or one (1) for five (5) share combinations, and any holder of common shares upon the date of such share combinations shall be entitled, upon surrender to the Corporation of certificates representing such fractional interests, to receive a cash payment in an amount equal to the product obtained by multiplying the fractional interest by the fair market of a common share as determined by the Board.

THIRD: These Articles of Amendment to the Corporation’s articles of incorporation shall be effective upon filing with the office of the Minnesota Secretary of State.

FOURTH: As soon as practicable following the filing of these Articles of Amendment with the Minnesota Secretary of State, the Corporation shall notify the holders of its common shares thereof and request that existing certificates for common shares be surrendered by holders thereof to the Corporation for cancellation and reissuance of one share of common stock for each ten shares of common stock held of record by each shareholder on such date and the Corporation will deliver or mail such new certificates to such shareholders.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

April 14, 2006

WIRELESS RONIN TECHNOLOGIES, INC.

/s/ Stephen E. Jacobs
Stephen E. Jacobs
Secretary

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

WIRELESS RONIN TECHNOLOGIES, INC.

The undersigned officer of Wireless Ronin Technologies, Inc., a corporation organized and existing under the laws of the state of Minnesota (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Wireless Ronin Technologies, Inc.

SECOND: In accordance with Section 302A.402 of the Minnesota Business Corporation Act, the board of directors of the Corporation duly adopted a resolution setting forth the proposed amendment to Article 3 of the Articles of Incorporation, as amended, of the Corporation to reflect a two (2) for three (3) share combination, declaring the advisability of such amendment and directing that such amendment be effected via filing of these Articles of Amendment with the office of the Minnesota Secretary of State.

THIRD: Article 3 of the Corporation’s Articles of Incorporation, as amended, is hereby amended to read in its entirety as follows:

“ARTICLE 3

Authorized Shares: The total authorized shares of all classes which the Corporation shall have authority to issue is 66,666,666, consisting of: 16,666,666 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the “preferred shares”); and 50,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the “common shares”).

3.1 The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors” or “Board”) may, from time to time, establish by resolution, different classes or series of preferred shares and may fix the rights and preferences of said shares in any class or series. Specifically, preferred shares of the Corporation may be issued from time to time in one or more series, each of which series shall have such designation or title and such number of shares as shall be fixed by resolution of the Board of Directors prior to the issuance thereof. Each such series of preferred shares shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of preferred shares as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in the Board.

3.2 Except as provided or required by law, or as provided in the resolution or resolutions of the Board of Directors creating any series of preferred shares, the common shares shall have the exclusive right to vote, on a noncumulative basis, for the election and removal of directors and for all other purposes. Unless otherwise provided by resolution or resolutions of the Board of Directors, each holder of common shares shall be entitled to one vote for each share held.

3.3 The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding, to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

3.4 The Board of Directors is authorized to accept and reject subscriptions for and to dispose of authorized shares of the Corporation, including the granting of stock options, warrants and other rights to purchase shares, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

3.5 The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into shares of stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.”

FOURTH: The combination giving rise to the amendment set forth above concerns a two (2) for three (3) combination of the shares of the Corporation. Pursuant to a resolution of the Board of Directors of the Corporation on August 28, 2006, every three (3) shares of common stock of the Corporation, par value $0.01 per share, outstanding on August 28, 2006 was on such date combined and converted into two (2) shares of common stock of the Corporation, par value $0.01 per share. The authorized shares of the Corporation after this share combination shall be as set forth in the amendment above. No fractional shares shall be issued as a result of the foregoing share combination, and any holder of common shares upon the date of such share combination shall be entitled, upon surrender to the Corporation of certificates representing such fractional interests, to receive a cash payment in an amount equal to the product obtained by multiplying the fractional interest by the fair market of a common share as determined by the Board.

FIFTH: These Articles of Amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any authorized class or series of the Corporation’s shares and will not result in the percentage of authorized shares of any class or series that remains unissued after the combination approved by these Articles of Amendment exceeding the percentage of authorized shares of that class or series that were unissued before the combination.

SIXTH: These Articles of Amendment to the Corporation’s articles of incorporation shall be effective upon filing with the office of the Minnesota Secretary of State.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

September 15, 2006

WIRELESS RONIN TECHNOLOGIES, INC.

By: /s/ John Witham
Name: John Witham
Title: EVP and CFO

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

WIRELESS RONIN TECHNOLOGIES, INC.

The undersigned officer of Wireless Ronin Technologies, Inc., a corporation organized and existing under the laws of the state of Minnesota (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Wireless Ronin Technologies, Inc.

SECOND: In accordance with Section 302A.402 of the Minnesota Business Corporation Act, the Board of Directors of the Corporation duly adopted a resolution authorizing the amendment of Article 3 of the Articles of Incorporation, as amended, of the Corporation to reflect a one (1) for five (5) share combination of the Corporation’s outstanding common stock, declaring the advisability of such amendment and directing that such amendment be effected via filing of these Articles of Amendment with the office of the Minnesota Secretary of State.

THIRD: Article 3 of the Corporation’s Articles of Incorporation, as amended, is hereby amended to read in its entirety as follows:

“ARTICLE 3

Authorized Shares: The total authorized shares of all classes which the Corporation shall have authority to issue is 26,666,666 consisting of: 16,666,666 shares of preferred stock of the par value of one cent ($0.01) per share (hereinafter the “preferred shares”); and 10,000,000 shares of common stock of the par value of one cent ($0.01) per share (hereinafter the “common shares”).

3.1 The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors” or “Board”) may, from time to time, establish by resolution, different classes or series of preferred shares and may fix the rights and preferences of said shares in any class or series. Specifically, preferred shares of the Corporation may be issued from time to time in one or more series, each of which series shall have such designation or title and such number of shares as shall be fixed by resolution of the Board of Directors prior to the issuance thereof. Each such series of preferred shares shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series of preferred shares as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in the Board.

3.2 Except as provided or required by law, or as provided in the resolution or resolutions of the Board of Directors creating any series of preferred shares, the common shares shall have the exclusive right to vote, on a noncumulative basis, for the election and removal of directors and for all other purposes. Unless otherwise provided by resolution or resolutions of the Board of Directors, each holder of common shares shall be entitled to one vote for each share held.

3.3 The Board of Directors shall have the authority to issue shares of a class or series, shares of which may then be outstanding, to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

3.4 The Board of Directors is authorized to accept and reject subscriptions for and to dispose of authorized shares of the Corporation, including the granting of stock options, warrants and other rights to purchase shares, without action by the shareholders and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.

3.5 The Board of Directors is authorized to issue, sell or otherwise dispose of bonds, debentures, certificates of indebtedness and other securities, including those convertible into shares of stock, without action by the shareholders and for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion, except as otherwise limited by law.”

FOURTH: The combination giving rise to the amendment set forth above concerns a one (1) for five (5) share combination of the outstanding common stock of the Corporation. Pursuant to a resolution of the Board of Directors of the Corporation dated November 29, 2012, every five (5) shares of common stock of the Corporation, par value $0.01 per share, outstanding on December 14, 2012 will be combined and converted into one (1) share of common stock of the Corporation, par value $0.01 per share. The authorized shares of the Corporation after this share combination shall be as set forth in the amendment above. A proportionate adjustment also will be made to the Corporation’s outstanding derivative securities. No fractional shares shall be issued as a result of the foregoing share combination, and any record holder of common shares upon the date of such share combination shall be entitled, upon surrender to the Corporation of certificates representing such fractional interests, to receive a cash payment in an amount equal to the product obtained by multiplying the fractional interest by the closing price of one share of common stock on The NASDAQ Capital Market on December 14, 2012.

FIFTH: These Articles of Amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any authorized class or series of the Corporation’s shares and will not result in the percentage of authorized shares of any class or series that remains unissued after the combination approved by these Articles of Amendment exceeding the percentage of authorized shares of that class or series that were unissued before the combination.

SIXTH: These Articles of Amendment to the Corporation’s Articles of Incorporation, as amended, shall be effective at 5:00 P.M. (Eastern Time) on December 14, 2012.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

November 29, 2012.

WIRELESS RONIN TECHNOLOGIES, INC.

By:	/s/ Darin P. McAreavey
Name:	Darin P. McAreavey
Title:	Chief Financial Officer